UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

VIACOMCBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 24, 2020, ViacomCBS Inc. (“ViacomCBS”) entered into a Share Purchase Agreement (the “Purchase Agreement”), by and among ViacomCBS, certain subsidiaries of ViacomCBS, Penguin Random House LLC (“Penguin Random House”) and Bertelsmann SE & Co. KGaA, pursuant to which ViacomCBS and its applicable subsidiaries agreed to sell, and Penguin Random House agreed to purchase, the shares of the ViacomCBS subsidiaries comprising the Simon & Schuster business for an aggregate purchase price of $2.175 billion, subject to customary purchase price adjustments at closing and the other terms and conditions described therein (the “Transaction”).

The Purchase Agreement contains certain customary representations and warranties and covenants, including commitments on the part of Penguin Random House to take all steps necessary to obtain any required regulatory approvals.  The closing of the Transaction is subject to the satisfaction of certain customary conditions, including receipt of applicable regulatory approvals, and the Purchase Agreement provides for a termination fee payable to ViacomCBS in certain circumstances in the event the Transaction does not close for regulatory reasons.

On November 25, 2020, ViacomCBS issued the press release filed herewith as Exhibit 99. The press release is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99	Press release of ViacomCBS Inc., dated November 25, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D’Alimonte
	Name:	Christa A. D’Alimonte
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 25, 2020